UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2008

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 19, 2008, Tessera Technologies, Inc. (the “Company”) entered into a consulting agreement and a general release and separation agreement with its former executive vice president and chief financial officer, Charles A. Webster.

Pursuant to the general release and separation agreement, the Company agreed to pay to Mr. Webster all accrued wages, accrued unused vacation and any other benefits owed to Mr. Webster through the September 19, 2008 termination date. The Company also agreed to pay Mr. Webster a bonus for the calendar year ending December 31, 2008 in the amount of $174,000, a severance payment of $217,500, and the employer contribution for health coverage for Mr. Webster and his dependents for up to nine calendar months after the termination date. A copy of the general release and separation agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Pursuant to the consulting agreement, Mr. Webster agreed to provide services to the Company as an independent consultant/contractor on projects including financial analysis projects at the request of the chief executive officer, in exchange for consulting fees of $1,000 per month and the continued vesting of stock options and restricted stock grants as further noted in the agreement. A copy of the consulting agreement is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	General Release and Separation Agreement, effective as of September 19, 2008, between Charles A. Webster and Tessera Technologies, Inc.

99.2	Consulting Agreement, effective as of September 19, 2008, between Charles A. Webster and Tessera Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2008	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Henry R. Nothhaft
	Name:	Henry R. Nothhaft
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	General Release and Separation Agreement, effective as of September 19, 2008, between Charles A. Webster and Tessera Technologies, Inc.

99.2	Consulting Agreement, effective as of September 19, 2008, between Charles A. Webster and Tessera Technologies, Inc.